UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective January 30, 2006, GE Commercial Distribution Finance Corporation, En Pointe Technologies Sales, Inc., a wholly-owned subsidiary of the registrant, and En Pointe Gov, Inc., a wholly-owned subsidiary of the registrant, entered into an Addendum (the "Addendum") that amends the Business Financing Agreement and the Agreement for Wholesale Financing each dated June 25, 2004, as amended to date (collectively, the "Financing Agreements"). The registrant executed an acknowledgment to the Addendum in its capacity as Guarantor of the obligations under the Financing Agreements.

The Addendum amends a loan covenant required to be met by the registrant on the last day of each calendar quarter that relates to the maximum ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt. Prior to the Addendum, the maximum ratio was 3.5 to 1.0. The Addendum increases the maximum ratio amount for specific quarters in fiscal year 2006 and thereafter, to either 4.5 to 1.0 or 4.0 to 1.0, depending on the calendar quarter.

The foregoing description of the Addendum is qualified in its entirety by reference to the Addendum, which is attached as Exhibit 10.48 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.
Description
-----------
10.48
Addendum to Business Financing Agreement and Agreement for Wholesale Financing, effective January 30, 2006, by and among GE Commercial Distribution Finance Corporation, En Pointe Technologies Sales, Inc., En Pointe Gov, Inc., and acknowledged by En Pointe Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

January 30, 2006	By:	/s/ Javed Latif

Name: Javed Latif
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.48	Addendum to Business Financing Agreement and Agreement for Wholesale Financing, effective January 30, 2006, by and among GE Commercial Distribution Finance Corporation, En Pointe Technologies Sales, Inc., En Pointe Gov, Inc., and acknowledged by En Pointe Technologies, Inc.